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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                MedPartners, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                 63-1151076
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


    3000 Galleria Tower, Suite 1000
          Birmingham, Alabama                               35244
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration    If this Form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to           securities and is to become
General Instruction A(c)(1) please check    effective simultaneously with the
the following box. [ ]                      effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
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Threshold Appreciation Price Securities            New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the ____% Threshold Appreciation Price Securities ("TAPS") (SM) of MedPartners, Inc., a Delaware corporation.

         For a description of the TAPS, reference is made to the description thereof contained in the Registration Statement on Form S-3 of MedPartners, Inc., as amended (Registration No. 333-30921), filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Copies of the final prospectus describing the TAPS will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A. ("Threshold Appreciation Price Securities" and "TAPS" are service marks of Smith Barney Inc.)


ITEM 2. EXHIBITS

         1. Form of Purchase Contract Agreement, between MedPartners, Inc. and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit (4)-4 of Amendment No. 2 to the Registration Statement).

         2. Form of Pledge Agreement, among MedPartners, Inc., as Collateral Agent, and PNC Bank, Kentucky, Inc., as Purchase Contract Agent (incorporated herein by reference to Exhibit
                  (4)-5 of Amendment No. 2 to the Registration Statement).

         3. Form of TAPS (incorporated herein by reference to Exhibit A of Exhibit (4)-4 of Amendment No. 2 to the Registration Statement).






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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: September 11, 1997
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                                        MEDPARTNERS, INC.


                                        By /s/ Tracy P. Thrasher
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                                           Executive Vice President, Chief
                                           Administrative Officer and
                                           Corporate Secretary











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